OFFICERS AND DIRECTORS INDEMNIFICATION AGREEMENT


     This Indemnification Agreement (this "Agreement") is made as of ______________________, by and between
International Game Technology, a Nevada corporation (the
"Corporation"), and _____________________ (the
"Indemnitee"), an officer and/or director of the Corporation.

                          RECITALS

     A. The Indemnitee is currently serving or has agreed to serve as an officer and/or director of the Corporation and in such capacity as rendered or will render valuable services to the Corporation.

     B. The Corporation has investigated the availability and sufficiency of liability insurance and Nevada statutory indemnification provisions to provide its directors and officers with adequate protection against various legal risks and potential liabilities to which such individuals are subject due to their position with the Corporation and has concluded that such insurance and statutory provisions may provide inadequate and unacceptable protection to certain individuals requested to serve as its directors and officers.

     C.   In order to induce and encourage highly
experienced and capable persons such as the Indemnitee to continue to serve as an officer and/or director of the Corporation, the Board of Directors has determined, after due consideration and investigations of the terms and provisions of this Agreement and the various other options available to the Corporation and the Indemnitee in lieu hereof, that this Agreement is reasonable and prudent and in the best interests of the Corporation and its stockholders.

                          AGREEMENT

     NOW, THEREFORE, in consideration of the continued services of the Indemnitee and in order to induce the Indemnitee to continue to serve as an officer and/or director, the Corporation and the Indemnitee do hereby agree as follows:

     1.   Definitions.  As used in this Agreement:

          (a)  The term "Proceeding" shall include any
threatened, pending or completed action, suit or proceeding, whether brought in the name of the Corporation or otherwise and whether of a civil, criminal or administrative or investigative nature, by reason of the fact that the Indemnitee is or was an officer and/or director of the Corporation, or is or was serving at the request of the Corporation as an officer and/or director, employee or agent of another enterprise, whether or not he or she is serving in such capacity at the time and liability or expense is incurred for which indemnification or reimbursement is to be provided under this Agreement.

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          (b)  The term "Expense" includes, without
limitation, attorneys' fees, disbursements and retainers, accounting and witness fees, travel and deposition costs, expenses of investigations, judicial or administrative proceedings or appeals, amounts paid in settlement by or on behalf of the Indemnitee, and any expenses of establishing a right to indemnification pursuant to this Agreement or otherwise including reasonable compensation for time spent by the Indemnitee in connection with the investigation, defense or appeal of a Proceeding or action for indemnification for which he is not otherwise compensated by the Corporation or any third party. The term "Expenses" does not include the amount of judgments, fines, penalties or ERISA excise taxes actually levied against the Indemnitee.

     2. Agreement to Serve. The Indemnitee agrees to continue to serve as an officer and/or director of the Corporation at the will of the Corporation for so long as the Indemnitee is duly elected or appointed or until such time as the Indemnitee tenders his or her resignation in writing.

     3.   Indemnification in Third Party Actions.   The
Corporation shall indemnify the Indemnitee in accordance with the provisions of this section if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the name of the Corporation to procure a judgment in its favor), by reason of the fact that the Indemnitee is or was an officer and/or director of the Corporation, or is or was serving at the request of the Corporation as an officer and/or director, employee or agent of another enterprise against all expenses, judgments, fines, penalties and ERISA excise taxes actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such Proceeding, to the fullest extent permitted by Nevada law; provided that any settlement be approved in writing by the Corporation.

     4. Indemnification in Proceedings or by in the name of the Corporation. The Corporation shall indemnify the Indemnitee in accordance with the provisions of this section if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the name of the Corporation to procure a judgment in its favor by reason of the fact that the Indemnitee was or is in officer and/or director of the Corporation, or is or was serving at the request of the Corporation as an officer and/or director, employee or agent of another enterprise, against all Expenses actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such Proceeding, to the fullest extent permitted by Nevada law.

     5. Conclusive Presumption Regarding Standard of Conduct. The Indemnitee shall be conclusively presumed to have met the relevant standards of conduct as defined by Nevada law for indemnification pursuant to this Agreement, unless a determination is made that the Indemnitee has not met such standards by (i) the Board of Directors of the Corporation by a majority vote of a quorum thereof consisting of directors who were not parties to the Proceeding which gives rise to claim made under this Agreement, (ii) by the stockholders of the Corporation by majority vote of a quorum thereof consisting of stockholders who are not parties to the Proceeding which gives rise to claim made under this Agreement, or (iii) in a written opinion by independent legal counsel, selection of whom has been approved by Indemnitee in writing.

     6. Indemnification of Expenses of Successful Party. Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitee has been successful in defense of any Proceeding or in defense of any claim, issue or matter therein, on the merits or otherwise, including the dismissal of a Proceeding without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith to the fullest extent permitted by Nevada law.

     7. Advances of Expenses. The Expenses incurred by the Indemnitee in any Proceeding shall be paid promptly by the Corporation in advance of the final disposition of the Proceeding at the written request of the Indemnitee to the fullest extent permitted by Nevada law; provided that as long as Nevada law requires such an undertaking, the Indemnitee shall undertake in writing to repay such amount to the extent that it is ultimately determined that the Indemnitee is not entitled to indemnification. Notwithstanding the foregoing or any other provision of this Agreement, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum thereof consisting of directors who are not parties tot he Proceeding, based upon the facts known to the Board at the time such determination is made, that the Indemnitee acted in bad faith or deliberately breached his duty to the Corporation and the stockholders, and as a result of such action by the Indemnitee, it is more likely than not it will ultimately be determined that the Indemnitee is not entitled to indemnification under the terms of this Agreement.

     8. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines, penalties or ERISA excise taxes actually and reasonably incurred by him in the investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgment, fines, penalties or ERISA excise taxes to which the Indemnitee is entitled.

     9. Indemnification Procedure; Determination of Right to Indemnification.

          (a) Promptly after receipt by the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof. The omission so to notify the Corporation will not relieve it from any liability which it may have to the Indemnitee otherwise than under this Agreement.

          (b) If a claim under this Agreement is not paid by the Corporation within thirty (30) days of receipt of written notice, the right to indemnification as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction. The burden of proving by clear and convincing evidence that indemnification or advances are not appropriate shall be on the Corporation. Neither the failure of the directors or stockholders of the Corporation or its independent legal counsel to have made a determination prior to the commencement of such action that indemnification or advances are proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the directors or stockholders of the Corporation or it independent legal counsel that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct.

          (c)  The Indemnitee's Expenses incurred in
connection with any Proceeding concerning his or her right to indemnification or advances in whole or in part pursuant to this Agreement shall also be indemnified by the Corporation regardless of the outcome of such Proceeding, unless a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such Proceeding was not made in good faith or was frivolous.

          (d) With respect to any Proceeding for which indemnification is requested, the Corporation will be entitled to participate therein at its own expense and, except as otherwise provided below, to the extent that it may wish, the Corporation may assume the defense thereof, with counsel satisfactory to the Indemnitee. After notice from the Corporation to the Indemnitee of its election to assume the defense of a Proceeding, the Corporation will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof, other than reasonable costs of investigation or as otherwise provided below. The Corporation shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Indemnitee without the Indemnitee's written consent. The Indemnitee shall have the right to employ his own counsel in any Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee, unless (i) the employment of counsel by the Indemnitee has been authorized by the Corporation, (ii) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and the Indemnitee in the conduct of the defense of a Proceeding; or (iii) the Corporation shall not in fact have employed counsel to assume the defense of a Proceeding, in each of which cases the fees and expenses of the Indemnitee's counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which the Indemnitee has made the conclusion that there may be a conflict of interest between the Corporation and the Indemnitee.

     10. Limitations on Indemnification. No payments pursuant to this Agreement shall be made by the Corporation:

          (a)  To indemnify or advance Expenses to the
Indemnitee with respect to Proceedings initiated or brought voluntarily by the Indemnitee and not by way of defense, except with respect to Proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Nevada law, but such indemnification or advancement of Expenses may be provided by the Corporation in specific cases if the Board of Directors finds it to be appropriate;

          (b) To indemnify the Indemnitee for any Expenses, judgments, fines, penalties or ERISA excise taxes for which payment is actually made to the Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such policy;

          (c) To indemnify the Indemnitee for any Expenses, judgments, fines or penalties sustained in any Proceeding for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law;

          (d) To indemnify the Indemnitee for any Expenses, judgments, fines, penalties or ERISA excise taxes resulting from the Indemnitee's conduct which is finally adjudged to have been willful misconduct, knowingly fraudulent or deliberately dishonest; or

          (e) If a court of competent jurisdiction shall finally determine that any indemnification hereunder is lawful.

     11.  Maintenance of Liability Insurance.

          (a) The Corporation hereby covenants and agrees that, as long as the Indemnitee shall continue to serve as an officer and or director of the Corporation and thereafter so long as the Indemnitee shall be subject to any possible Proceeding, the Corporation, subject to subsection (c), shall promptly obtain and maintain in full force and effect directors' and officers' liability insurance ("D&O Insurance") in reasonable amounts from established and reputable insurers.

          (b) In all D&O Insurance policies, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded any other director or officer of the Corporation.

          (c)  Notwithstanding the foregoing, the
Corporation shall have no obligation to obtain or maintain D&O Insurance if the Corporation determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are, in the opinion of the Corporation, disproportionate to the amount of coverage provided, the coverage provided by such insurance is so limited by exclusions that it provides an insufficient benefit, or the Indemnitee is covered by similar insurance maintained by a subsidiary of the Corporation.

     12. Indemnification Hereunder Not Exclusive. The indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under the Articles of Incorporation, the Bylaws, any other agreement, any vote of stockholders or disinterested directors, Nevada law, or otherwise, both as to action in his official capacity and as to action in another capacity on behalf of the Corporation while holding such office.

     13. Successors and Assigns. This Agreement shall be binding upon and shall enure to the benefit of the Indemnitee and his heirs, personal representatives and assigns, and the Corporation and its successors and assigns.

     14. Separability. Each provision of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof. To the extent required, any provision of this Agreement may be modified by a court of competent jurisdiction to preserve its validity and to provide the Indemnitee with the broadest possible indemnification permitted under Nevada law.

     15. Savings Clause. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify the Indemnitee as to Expenses, judgments, fines, penalties or ERISA excise taxes with respect to any Proceeding to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any applicable provision of Nevada law.

     16. Interpretation; Governing Law. This Agreement shall be construed as a whole and in accordance with its fair meaning. Headings are for convenience only and shall not be used in interpreting the provisions hereunder. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada.

     17. Amendments. No amendment, waiver, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by the party against whom enforcement is sought. The indemnification rights afforded to the Indemnitee hereby are contract rights and may not be diminished, eliminated or otherwise affected by amendments to the Corporation's Articles of Incorporation, Bylaws or other agreements, including D&O Insurance policies.

     18. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other.

     19. Notices. Any notice required to be given under this Agreement shall be directed to International Game
Technology, 5270 Neil Road, Reno, NV 89502, Attention:
President, and to Indemnitee
at:__________________________________________ or to such
other address as either shall designate in writing.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INTERNATIONAL GAME TECHNOLOGY INDEMNITEE

By:_________________________         _____________________________

Its:________________________